UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	February 22, 2013
(Date of earliest event reported)	February 19, 2013

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Restricted and Performance Unit Agreements

On February 20, 2013, our board of directors approved amended and restated forms of award agreements for grants of restricted-stock units and performance-unit awards under the ONEOK, Inc. Long-Term Incentive Plan (the “LTIP”) and the ONEOK, Inc. Equity Compensation Plan (the “ECP”), respectively.

Prior to February 20, 2013, our award agreements for restricted-stock units and performance-unit awards each provided that no dividend equivalents were credited on the shares of our common stock underlying the units prior to vesting. No changes are being made to awards granted in previous years.

The amended and restated forms of award agreements provide that dividend equivalents will be credited with respect to the shares of our common stock underlying the awards of both restricted-stock units and performance units when a dividend is declared and paid by us, and these dividend equivalents will be paid upon vesting of the units in the form of shares of our common stock and cash for any fractional vested share.

The foregoing summary description of the amended and restated forms of award agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Form of Restricted Unit Stock Bonus Award Agreement and the Form of Performance Unit Award Agreement, approved by our board of directors on February 20, 2013, attached hereto as Exhibits 10.1 and 10.2, respectively, which are incorporated herein by reference.

Director Departure

On February 19, 2013, Gerald B. Smith notified us of his decision, due to other commitments, to not stand for reelection to our board of directors at our annual meeting of shareholders scheduled for May 22, 2013. On that date, he will also resign from the board of directors of ONEOK Partners GP, L.L.C. (“ONEOK Partners GP”), a wholly owned subsidiary of ONEOK, Inc. and the sole general partner of ONEOK Partners, L.P. On May 22, 2013, the number of members of our board of directors will be reduced to 10 from 11, and the number of members of the board of directors of ONEOK Partners GP will be reduced to eight from nine.

Item 8.01	Other Events

On February 20, 2013, we announced that we will hold our 2013 annual meeting of shareholders on May 22, 2013, at 9:00 a.m. Central Daylight Time. The meeting will be held at our headquarters at 100 West 5th Street in Tulsa, Oklahoma, and will also be audio webcast at www.oneok.com. A copy of the news release is attached to this Current Report as Exhibit 99.1.

The record date for determining shareholders entitled to receive notice of the meeting and to vote is March 25, 2013.

Item 9.01	Financial Statements and Exhibits

Exhibits
	10.1	Form of Restricted Unit Stock Bonus Award Agreement, as amended and restated effective February 20, 2013.
	10.2	Form of Performance Unit Award Agreement, as amended and restated effective February 20, 2013.
	99.1	News release issued by ONEOK, Inc. dated February 20, 2013 - Annual Meeting.

SIGNATURE

Pursuant to the requirements of Section 18 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	February 22, 2013	By:	/s/ Derek S. Reiners
Derek S. Reiners Senior Vice President, Chief Financial Officer and Treasurer

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